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                            EXE TECHNOLOGIES, INC.

                 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                Amended and Restated Effective February 8, 2000

                  EXE Technologies, Inc., a Delaware corporation (the "COMPANY"), hereby formulates and adopts the following Stock Option Plan (the "PLAN") for Non-Employee Directors of the Company.

                  1. PURPOSE. The purpose of the Plan is to secure for the Company the benefits of the additional incentive inherent in the ownership of Class B Common Stock, par value $.0l per share, of the Company, or in the event of the conversion of the Class B Common Stock, shares of Class A Common Stock, par value $.01 per share, of the Company issued or issuable upon the conversion of the Class B Common Stock ("COMMON STOCK") by non-employee directors of the Company and to help the Company secure and retain the services of such non-employee directors.

                  2. ADMINISTRATION. The Plan is intended to be a largely self-governing formula plan. To this end, except as provided in Section 4, the Plan requires minimal discretionary action by any administrative body with regard to any transaction under the Plan. To the extent that questions of administration arise, these shall be resolved by the Board of Directors of the Company (the "BOARD OF DIRECTORS").

                  Subject to the express provisions of the Plan, the Board of Directors shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary and advisable for the administration of the Plan. The determination of the Board of Directors shall be conclusive.

                  3. COMMON STOCK SUBJECT TO OPTIONS. Subject to the adjustment provisions of Section 15 below, a maximum of 300,000 shares of Common Stock may be made subject to Options (as hereinafter defined) granted under the Plan. If, and to the extent that, Options granted under the Plan shall terminate, expire or be canceled for any reason without having been exercised, new Options may be granted in respect of the shares covered by such terminated, expired or canceled Options. The granting and terms of such new Options shall comply in all respects with the provisions of the Plan.

                  Shares sold upon the exercise of any Option granted under the Plan may be shares of authorized and unissued Common Stock, shares of issued Common Stock held in the Company's treasury or both.

                  There shall be reserved at all times for sale under the Plan a number of shares, of either authorized and unissued shares of Common Stock or shares of Common Stock held in the Company's treasury, or both, equal to the maximum number of shares that may be purchased pursuant to Options granted or that may be granted under the Plan.

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                  4.  GRANT OF OPTIONS.

                      (a) INITIAL AWARDS. Each person who is first elected, appointed or otherwise first becomes an "ELIGIBLE DIRECTOR" (as defined in Section 5) after the Effective Date (as defined in Section 19) shall receive an Option to purchase 25,000 shares of Common Stock as of the date on which such person first becomes an Eligible Director ("INITIAL OPTIONS").

                      (b) SPECIAL ONE-TIME AWARD. Each person who is an Eligible Director as of the Effective Date shall receive an Option to purchase 25,000 shares of Common Stock as of the Effective Date ("SPECIAL OPTIONS").

                      (c) SUBSEQUENT AWARDS. Each Eligible Director who is re-elected, shall, effective as of the first day of such Eligible Director's new three-year term, receive an Option to purchase 25,000 shares of Common Stock for service as a director of the Company ("SUBSEQUENT OPTIONS"); provided that, if a re-elected Eligible Director's term is for one year, such Eligible Director shall receive Subsequent Options only on the third anniversary of his initial election, and, if re-elected, every three years thereafter; provided further, that if the Company institutes three-year terms for directors and this causes an Eligible Director to be eligible for Subsequent Options prior to the expiration of three years from a prior grant of Initial Options or Subsequent Options, the Board of Directors shall make equitable adjustments in the granting schedule of Subsequent Options as it deems appropriate in its sole discretion.

                      (d) DISCRETIONARY AWARDS. In addition to Initial Options, Special Options and Subsequent Options, the Board of Directors may, in its sole discretion, award additional Options ("DISCRETIONARY OPTIONS") to Eligible Directors, in amounts and subject to such vesting conditions as shall be prescribed in an applicable Option Agreement.

                  Initial Options, Special Options, Subsequent Options and Discretionary Options may, individually or collectively, be referred to as "OPTIONS."

                      (e) TYPE OF OPTIONS. All Options granted under the Plan shall be "nonqualified" stock options subject to the provisions of section. 83 of the Internal Revenue Code of 1986, as amended (the "Code").

                  5. INDIVIDUALS ELIGIBLE. Only directors of the Company who are not employees of the Company ("ELIGIBLE DIRECTORS") shall participate in the Plan. A director receiving an Option pursuant to the Plan may hereinafter be referred to as an "OPTIONEE."

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                  6.  PRICE.

                      (a) The option price of each share of Common Stock purchasable under any Option granted pursuant to the Plan shall be no less than the Fair Market Value (as defined below) thereof at the time the Option is granted.

                      (b) For purposes of the Plan, "FAIR MARKET VALUE" of a share of Common Stock shall mean:

                               (i)   If the shares of Common Stock are
listed on a national or regional securities exchange or traded through NASDAQ/NMS, then the Fair Market Value of a share of Common Stock shall be the closing price for a share of Common Stock on the exchange or on NASDAQ/NMS, as reported in The WALL STREET JOURNAL or such other source as the Board of Directors deems reliable on the relevant valuation date, or if there is no trading on that date, on the next trading date.

                               (ii)  If the shares of Common Stock are
traded in the over-the-counter market, then the Fair Market Value of a share of Common Stock shall be the mean of the bid and asked prices for a share of Common Stock on the relevant valuation date as reported in THE WALL STREET JOURNAL or other source the Board of Directors deems reliable (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations ("NASDAQ") System or the NASD OTC Bulletin Board), or if there is no trading on such date, on the next trading date.

                               (iii) In the absence of an established market
for the Common Stock, the Fair Market Value of a share of Common Stock shall be determined by the Board of Directors in its sole discretion.

                  7.  VESTING AND DURATION OF OPTIONS.

                      (a)  VESTING.

                           Unless specified otherwise in an Option Agreement,
each Option granted hereunder shall vest and become exercisable in 1/4 increments on each of the first, second, third and fourth anniversaries of the date such Option is granted; PROVIDED that the Optionee is in the service of the Company as a director on such date. In the event of the termination of the Optionee's service as a director of the Company prior to the fourth anniversary of the date such Option is granted, such Option, to the extent not yet vested, shall automatically and without notice terminate and become null and void.

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                      (b)  TERM OF OPTIONS.

                           Notwithstanding any provision of the Plan to the
contrary (other than Section 7(a)), the unexercised portion of any Option granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                           (i)   The expiration of 10 years from the date on
which such Option was granted;

                           (ii)  The expiration of three (3) months from the
date the Optionee's service with the Company shall terminate for any reason other than death or Disability; and

                           (iii) The expiration of twelve (12) months from
the date the Optionee's service with the Company terminates due to death or Disability.

                  For purposes of this Plan, "DISABILITY" or "DISABLED" shall mean (i) when the Optionee is determined to be disabled within the meaning of any long term disability policy or program sponsored by the Company covering the Optionee, as in effect as of the date of such determination, or (ii) if no such policy or program shall be in effect, when the Optionee is unable to engage in any substantial gainful activity by reason of a physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether an Optionee is Disabled pursuant to subparagraph (ii) shall be determined by the Board of Directors, whose determination shall be conclusive.

                  8.  EXERCISE OF OPTIONS.

                      (a) An Option granted under the Plan shall be deemed exercised when the person entitled to exercise the Option:

                           (i)  delivers written notice to the Company at its
principal business office, directed to the attention of its Corporate Secretary, of the decision to exercise; and

                           (ii) concurrently tenders to the Company full
payment for the shares to be purchased pursuant to such exercise, accompanied by an executed Stock Purchase and Restriction Agreement and any other agreements required by the Board of Directors or the terms of the Plan and any Option Agreement.

                      (b) Payment for shares with respect to which an Option is exercised may be made in any combination of the following: (i) by cash or certified or official bank check

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payable to the Company (or the equivalent thereof acceptable to the Board of
Directors); (ii) with the consent of the Board of Directors in its sole discretion, by personal check (subject to collection) and which may in the Board of Directors' discretion be deemed conditional; and (iii) by delivery of previously acquired shares of Common Stock owned by the grantee for at least six months (or such longer or shorter period as the Board of Directors may prescribe that will not result in variable accounting treatment) having a fair market value (determined as of the option exercise date) equal to the portion of the option exercise price being paid thereby. In addition, in the event there is a public market for the shares and subject to such rules as may be established by the Board of Directors, payment in accordance with clause (a) of this Section 8 may be deemed to be satisfied by delivery to the Company of an assignment of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock acquired upon exercise and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be made at the Optionee's direction at the time of exercise; PROVIDED, HOWEVER, that the availability of this payment method shall be available only if the Board of Directors determines that the accounting treatment that may result does not adversely impact the Company.

                  9.  NONTRANSFERABILITY OF OPTIONS.

                      (a) Except as provided in Section 9(b), no Option or any right evidenced thereby shall be transferable in any manner other than by will or the laws of descent and distribution, and, during the lifetime of an Optionee, only the Optionee (or the Optionee's court-appointed legal representative) may exercise an Option.

                      (b) Options may be transferred to family members of Optionees or to entities controlled by Optionees.

                  10. POWER OF BOARD IF CHANGE OF CONTROL. Notwithstanding anything to the contrary set forth in this Plan, in the event of a Change of Control (as defined below), the Board of Directors shall have the right, in its sole discretion, to accelerate the vesting of all Options that have not vested as of the date of the Change of Control and/or to establish an earlier date for the expiration of the exercise of an Option (notwithstanding a later expiration of exercisability set forth in an Option Agreement). In addition, in the event of a Change of Control of the Company, the Board of Directors shall have the right, in its sole discretion, subject to and conditioned upon a Sale of the Company (as defined below): (a) to arrange for the successor company (or other entity) to assume all of the rights and obligations of the Company under this Plan; or (b) to terminate this Plan and (i) to pay to all Optionees cash with respect to those Options that are vested as of the date of the Sale of the Company in an amount equal to the difference between the Option Price and the Fair Market Value of a Share of Common Stock (determined as of the date the Plan is terminated) multiplied by the number of Options that are vested as of the date of the Sale of the Company which are held by the Optionee as of the date of the Sale of the Company, (ii) to arrange for the exchange of all Options for options to purchase common stock in the successor corporation, or (iii) to distribute to each Optionee other property in an

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amount equal to and in the same form as the Optionee would have received from the successor corporation if the Optionee had owned the Shares subject to Options that are vested as of the date of the Sale of the Company rather than the Option at the time of the Sale of the Company. The form of payment or distribution to the Optionee pursuant to this Section shall be determined by the Board of Directors in its sole discretion.

                  For purposes of this Plan, "CHANGE OF CONTROL" shall mean the happening of an event (excluding a public offering) that shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated; (ii) the date the stockholders of the Company (or the Board, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Company; (iii) the date the stockholders of the Company (or the Board, if stockholder action is not required) and the stockholders of the other constituent corporations (or their respective boards of directors, if and to the extent that stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into another corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's voting capital stock immediately prior to the merger or consolidation will have at least fifty percent (50%) of the ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation (on a fully diluted basis), which voting capital stock is to be held by each such holder in the same or substantially similar proportion (on a fully diluted basis) as such holder's ownership of voting capital stock of the Company immediately before the merger or consolidation; (iv) the date any entity, person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), other than (A) the Company, (B) any of its subsidiaries, (C) any of the holders of the capital stock of the Company, as determined on the date that this Plan is adopted by the Board, (D) any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (E) any Affiliate of any of the foregoing, shall have acquired beneficial ownership of, or shall have acquired voting control over more than fifty percent (50%) of the outstanding shares of the Company's voting capital stock (on a fully diluted basis), unless the transaction pursuant to which such person, entity or group acquired such beneficial ownership or control resulted from the original issuance by the Company of shares of its voting capital stock and was approved by at least a majority of directors who shall have been members of the Board for at least twelve (12) months prior to the date of such approval;
(v) the first day after the date of this Plan when directors are elected such that there shall have been a change in the composition of the Board such that a majority of the Board shall have been members of the Board for less than twelve (12) months, unless the nomination for election of each new director who was not a director at the beginning of such twelve (12) month period was approved by a vote of at least sixty percent (60%) of the directors then still in office who were directors at the beginning of such period; or
(vi) the date upon which the Board determines (in its sole discretion) that based on then current available information, the events described in clause (iv) are reasonably likely to Occur.

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                  "SALE OF THE COMPANY" shall mean the earliest of: (i) the
closing of a sale, transfer or other disposition of all or substantially all of the shares of the capital stock then outstanding of the Company (except if such transferee is then an Affiliate); (ii) the closing of a sale, transfer or other disposition of all or substantially all of the assets of the Company (except if such transferee is then an Affiliate); or (iii) the merger or consolidation of the Company with or into another corporation (except an Affiliate), other than a merger or consolidation of the Company in which the holders of shares of the Company's voting capital stock outstanding immediately before such merger or consolidation hold greater than fifty percent (50%) of the surviving entity's voting capital stock after such consolidation or merger.

                  11. FORFEITURE. Notwithstanding any other provision of this Plan, if an Optionee's service with the Company is terminated and the Board of Directors makes a determination that the Optionee (a) has engaged in any type of disloyalty to the Company, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of Optionee's service,
(b) has been convicted of a felony or other crime involving a breach of trust or fiduciary duty owed to the Company, or (c) has made an unauthorized disclosure of trade secrets or confidential information of the Company then, at the election of the Board of Directors, all unexercised Options held by the Optionee (whether or not then exercisable) shall terminate. In the event of such an election by the Board of Directors, in addition to immediate termination of all unexercised Options, the Optionee shall forfeit all shares for which the Company has not yet delivered stock certificates to the Optionee and the Company shall refund to the Optionee the exercise price paid to it upon exercise of the Option with respect to such shares. Notwithstanding anything herein to the contrary, the Company may withhold delivery of stock certificates pending the resolution of any inquiry that could lead to a finding resulting in forfeiture.

                  12. RIGHTS OF OPTIONEE. Neither the Optionee nor the Optionee's executor or administrator shall have any of the rights of a stockholder of the Company with respect to the shares subject to an Option until certificates for such shares shall actually have been issued upon the due exercise of such Option. Unless the Board of Directors otherwise determines in accordance with Section 15 below, no adjustment shall be made for any regular cash dividend for which the record date is prior to the date of such due exercise and full payment for such shares has been made therefor.

                  13. RIGHT TO TERMINATE SERVICE. Nothing in the Plan or in any Option shall confer upon any Optionee the right to continue in the services of the Company or affect the right of the Company to terminate the Optionee's service at any time, subject, however, to the provisions of any agreement between the Company and the Optionee.

                  14. NONALIENATION OF BENEFITS. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge,

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exchange, transfer, encumber or charge the same shall be void. To the extent permitted by applicable law, no right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.

                  15. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC. In the event that the Board of Directors determines that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock such that an adjustment is determined by the Board of Directors in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board of Directors shall, in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which Options may be granted, including the amounts specified in Section 4,
(ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding Options and (iii) the grant or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option in consideration for the cancellation of such Option.

                  16. FORM OF AGREEMENTS WITH OPTIONEES. Each Option granted pursuant to the Plan shall be evidenced by an individual agreement ("OPTION AGREEMENT") in writing and shall have such form, terms and provisions, not inconsistent with the provisions of the Plan, as the Board of Directors shall provide for such Option. In the event that any provisions of an Option Agreement differ from the terms of the Plan, the Plan provisions shall govern. Upon exercise of an Option, the Optionee shall execute and deliver to the Company a Stock Purchase and Restriction Agreement in such form or forms as the Board shall approve from time to time. The Board of Directors may, from time to time, require such other agreements in connection with the Option as it, in its sole discretion, deems advisable. The Option Agreement and the Stock Purchase and Restriction Agreement and any other agreement required by the Plan or the Option Agreement, as determined by the Board of Directors, may contain such other provisions of this Plan, including, without limitation, restrictions upon or conditions precedent to the exercise of the Option.

                  17. PURCHASE FOR INVESTMENT. Whether or not the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended, each person exercising an Option under the Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for investment and not with a view to, or in connection with, the sale, transfer or distribution of any part thereof. The Company will endorse any necessary legend referring to the foregoing restriction upon the certificate or certificates

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representing any shares issued or transferred to the Optionee upon the exercise of any Option granted under the Plan.

                  18.  TERMINATION AND AMENDMENT OF PLAN AND OPTIONS.

                       (a) Unless the Plan shall theretofore have been terminated as hereinafter provided, Options may be granted under the Plan, as provided in Section 4 hereof, prior to the tenth anniversary of the Effective Date on which date the Plan will expire, except as to Options then outstanding under the Plan. Such Options shall remain in effect until they have been exercised, have expired or have been canceled.

                       (b) The Plan may be terminated or amended at any time by the Board of Directors; PROVIDED, HOWEVER, that (i) any such amendment shall comply with all applicable laws and applicable stock exchange listing requirements and (ii) any amendment for which stockholder approval is necessary to comply with any tax or regulatory requirement shall not be effective until such approval has been obtained.

                       (c) No termination, modification or amendment of the Plan, without the consent of the Optionee, may adversely affect the rights of such person with respect to any Option previously granted under the Plan.

                  19. EFFECTIVE DATE OF PLAN. The Plan shall become effective upon approval of the Plan by the Board of Directors (the "EFFECTIVE DATE").

                  20. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agency as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, as amended, and the rules and regulations of any securities exchange on which the Common Stock may be listed.

                  21. WITHHOLDING. The Company's obligation to deliver shares of Common Stock in respect of any Option granted under the Plan shall be subject to any applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax, if any, due upon the exercise of any Option, may be paid in shares of Common Stock (including the withholding of shares subject to an Option).

                  22. SEPARABILITY. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

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                  23.  NON-EXCLUSIVITY OF THE PLAN.  Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitation on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

                  24. EXCLUSION FROM PENSION AND PROFIT-SHARING COMPUTATION. By acceptance of an Option, each Optionee shall be deemed to have agreed that such grant is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of the Company or any of its affiliates. In addition, such Option will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Optionee.

                  25. GOVERNING LAW. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.